Exhibit 31.2

CERTIFICATION PURSUANT TO

RULE 13a-14 OF THE SECURITIES EXCHANGE ACT OF 1934

I, James W. Sullivan, certify that:

1.                                      I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of MoSys, Inc. for the year ended December 31, 2011;

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.                                      [Intentionally omitted]

4.                                      [Intentionally omitted]

5.                                      [Intentionally omitted]

Date: April 30, 2012

/s/ JAMES W. SULLIVAN
James W. Sullivan
Vice President of Finance and Chief Financial Officer